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                                                                     Exhibit 5.1


                             MAYER, BROWN & PLATT

                           190 SOUTH LA SALLE STREET

                         CHICAGO, ILLINOIS 60603-3441

                                                                    Main Phone
                                                                  (312) 782-0600
                                                                     Main Fax
                                                                  (312) 701-7711

                                August 10, 2001

The Dow Chemical Company
2030 Dow Center
Midland, Michigan 48674

Ladies and Gentlemen:

     This opinion is being rendered to you in connection with the proposed registration by The Dow Chemical Company (the "Company") of $1,000,000,000 in aggregate principal amount of the Company's 5-1/4% Notes due 2004 (the "Exchange Securities"), pursuant to a registration statement on Form S-4 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof, under the Securities Act of 1933, as amended (the "Act") (such registration statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). The Exchange Securities are to be issued pursuant to an Indenture, dated as of April 1, 1992, between the Company and Bank One Trust Company, N.A., as successor in interest to The First National Bank of Chicago, as trustee, as supplemented by a supplemental indenture, dated as of January 1, 1994, a second supplemental indenture, dated as of October 1, 1999, and a third supplemental indenture, dated as of May 15, 2001 (as so supplemented, the "Indenture"). The Exchange Securities are to be issued in exchange for and in replacement of the Company's outstanding $1,000,000,000 aggregate principal amount of 5-1/4% Notes due 2004 (the "Original Securities").

     In rendering the opinions expressed herein, we have examined (i) the Registration Statement, (ii) the Indenture and (iii) the Registration Rights Agreement, dated as of May 15, 2001, among the Company and the Initial Purchasers named therein. In addition, we have examined such corporate and other records, instruments, certificates and documents and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below.

     In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than
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MAYER, BROWN & PLATT

August 10, 2001
Page 2

the Company, we have assumed the due authorization, execution and delivery of all documents and the validity and enforceability thereof against all parties thereto, other than the Company, in accordance with their respective terms. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

     Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (iii) the Exchange Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Original Securities, the Exchange Securities will be validly issued and binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the related prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

     We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the federal laws of the United States of America, the laws of the States of Illinois and New York and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

     The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

                              Very truly yours,


                              MAYER, BROWN & PLATT